Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-68019 and No. 333-101426) and Forms S-8 (No. 333-76655, No. 333-101422, and No. 333-127196) of Marvel Entertainment, Inc. of our report dated March 15, 2006, relating to the consolidated financial statements, financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 15, 2006

.